Exhibit 31.4
Certification of Chief Financial Officer
I, Valerie C. Toalson, certify that:
     1. I have reviewed this Amendment No. 1 to the annual report on Form 10-K of BankAtlantic Bancorp, Inc. (Amendment No. 1);
     2. Based on my knowledge, the Amendment No. 1 does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 23, 2010	/s/ Valerie C. Toalson
Valerie C. Toalson
Executive Vice President, Chief Financial Officer